UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

CBIZ, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-25890	22-2769024
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cleveland, Ohio	44131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 216-447-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 13, 2010. The following matters were voted on at the annual meeting:

1.	The stockholders elected all of management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Against	Abstain	Non Votes
Rick L. Burdick	33,345,104	15,615,375	174,086	7,046,514
Steven L. Gerard	44,599,390	4,372,656	162,519	7,046,514
Benaree Pratt Wiley	47,596,579	1,361,748	176,238	7,046,514

2.	The stockholders ratified the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The results of the vote taken were as follows:

For	53,542,615
Against	2,471,263
Abstain	167,201
Non Votes	7,046,514

3.	The stockholders also approved the passage of such other business as may properly be brought at the 2010 Annual Meeting. The results of the vote taken were as follows:

For	33,814,380
Against	21,539,584
Abstain	829,115
Non Votes	7,046,514

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2010

CBIZ, Inc.

By:	/s/ Michael W. Gleespen
Name:	Michael W. Gleespen
Title:	Corporate Secretary